Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned certify that, to his or her knowledge on the date of this certification:

1.

The quarterly report of the Company for the period ended June 30, 2015 as filed with the Securities and Exchange Commission on this date (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date:	August 14, 2015	By:	/s/Gordon A. Baird
Gordon A. Baird
Chief Executive Officer
(Principal Executive Officer)

Date:	August 14, 2015	By:	/s/Martha L. Long
Martha L. Long
Chief Financial Officer
(Principal Financial Officer and Accounting Officer)